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                             WRITER'S DIRECT LINE
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EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
wevers@foleylaw.com                                                  069053/0100


                                 March 17, 2001



Mr. Douglas P. Haffer, Chief Executive Officer
WORLD WIDE WIRELESS COMMUNICATIONS, INC.
520 Third Street, Suite 101
Oakland, California 94607

         Re:      World Wide Wireless Communications, Inc.

Dear Mr. Haffer:

         This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration under the 2001 Andrew Reckles Consulting Agreement with the Securities and Exchange Commission into the Form S-8 Registration Statement filed on March 19, 2001.

                                   Sincerely,

                                   FOLEY & LARDNER

                                    /s/ William D. Evers

                                   By:  William D. Evers, Partner